Exhibit 23.1

Consent of Cherry, Bekaert & Holland, L.L.P., Independent Auditors

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-98543) of Computer Programs and Systems, Inc. of our report dated June 14, 2004, relating to the financial statements of the CPSI 401(k) Retirement Plan, which appears in this Form 11-K.

/s/ Cherry, Bekaert & Holland, L.L.P.

Mobile, Alabama

June 23, 2004

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